As filed with the Securities and Exchange Commission on March 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(213) 593-8000

(Address of Principal Executive Offices)

AECOM 2016 Stock Incentive Plan

(Full Title of the Plan)

Michael S. Burke

Chairman of the Board and Chief Executive Officer

AECOM

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(213) 593-8000

(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,890,000	$26.08 per share	$231,851,200	$23,347.42

(1)               This Registration Statement registers an aggregate of 8,890,000 shares of Common Stock, which shares are issuable under the AECOM 2016 Stock Incentive Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the AECOM 2016 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)               Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c), based upon the average of the high and low prices of the AECOM’s Common Stock on the New York Stock Exchange on February 24, 2016, which was $26.08.

INTRODUCTION

This Registration Statement on Form S-8 is filed by AECOM (“AECOM” or the “Registrant”), relating to 8,890,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to awards under the AECOM 2016 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQURED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1)                                 AECOM’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed on November 25, 2015;

(2)                                 AECOM’s Quarterly Report on Form 10-Q for the period ended December 31, 2015, filed on February 10, 2016;

(3)                                 AECOM’s Current Reports on Form 8-K filed on December 11, 2015 and December 22, 2015; and

(4)                                 The description of the Common Stock contained in AECOM’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article SIXTH of the AECOM Amended and Restated Certificate of Incorporation, as amended, provides that to the full extent permitted by Section 102(b)(7) of the DGCL the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated; provided, however, that such personal liability shall not be eliminated thereby (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this provision shall have become effective. Elimination of such personal liability is not intended to eliminate or narrow any protection otherwise applicable to directors.

Article V of AECOM’s Amended and Restated Bylaws provides that AECOM shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

AECOM maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).

4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to the AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

4.5	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (set forth on signature page).

99.1	AECOM 2016 Stock Incentive Plan.

Item 9. Undertakings.

A                                       The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of March, 2016.

AECOM

By:	/s/ W. Troy Rudd
W. Troy Rudd
Executive Vice President and Chief Financial Officer

We, the undersigned officers and directors of AECOM hereby severally constitute and appoint David Y. Gan and Christina Ching, or either of them, our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable AECOM to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Burke	Director, Chairman and Chief Executive Officer (Principal	March 2, 2016
Michael S. Burke	Executive Officer)

/s/ W. Troy Rudd	Executive Vice President and Chief Financial Officer (Principal	March 2, 2016
W. Troy Rudd	Financial Officer)

/s/ Ronald E. Osborne	Senior Vice President, Corporate Controller (Principal	March 2, 2016
Ronald E. Osborne	Accounting Officer)

/s/ William H. Frist	Director	March 2, 2016
William H. Frist

/s/ James H. Fordyce	Director	March 2, 2016
James H. Fordyce

/s/ Linda Griego	Director	March 2, 2016
Linda Griego

/s/ David W. Joos	Director	March 2, 2016
David W. Joos

/s/ Robert J. Routs	Director	March 2, 2016
Robert J. Routs

/s/ Clarence T. Schmitz	Director	March 2, 2016
Clarence T. Schmitz

/s/ Douglas W. Stotlar	Director	March 2, 2016
Douglas W. Stotlar

/s/ Daniel R. Tishman	Director, AECOM Vice Chairman	March 2, 2016
Daniel R. Tishman

/s/ Janet C. Wolfenbarger	Director	March 2, 2016
Janet C. Wolfenbarger

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).

4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to the AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

4.5	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (set forth on signature page).

99.1	AECOM 2016 Stock Incentive Plan.